Exhibit 99.1

Everbridge Announces Second Quarter 2023 Financial Results

Company Delivers Solid Second Quarter Revenue and Improved Profitability

BURLINGTON, Mass – August 8, 2023 – Everbridge, Inc. (Nasdaq: EVBG), the global leader in critical event management (CEM) and national public warning solutions, today announced its financial results for the second quarter ended June 30, 2023. Revenue for the second quarter was up 7% year-over-year to $110.6 million, and GAAP net loss improved to $(15.1) million from $(36.2) million.

“We delivered solid second quarter results as we continue to improve our overall operating efficiency,” said David Wagner, President and CEO of Everbridge. “In the second quarter, we sequentially increased ARR and further expanded our adjusted EBITDA margins. We have focused our product development efforts on our core CEM platform, achieving several key delivery milestones that are improving customer value and satisfaction. Based on the resilience and strength of our recurring model and high customer satisfaction, we remain on track to execute toward our goal of reaching the ‘Rule of 40’ by 2027.”

Patrick Brickley, Executive Vice President and Chief Financial Officer of Everbridge, added, “We continue to make solid progress towards our strategic objectives of driving ARR and subscription revenue, which grew year-over-year by 9% and 8% during the quarter, respectively. However, we also continue to experience headwinds booking large and especially perpetual revenue contracts. This dynamic is reflected in our updated revenue guidance for the second half of 2023. In addition, we further tightened our cost structure, giving us confidence in our adjusted EBITDA target of $85 million dollars for 2023.”

Second Quarter 2023 Financial Highlights

•
Total revenue was $110.6 million, an increase of 7% compared to $103.0 million for the second quarter of 2022.
•
GAAP operating loss was $(15.4) million, compared to $(36.1) million for the second quarter of 2022.
•
Non-GAAP operating income was $12.7 million, compared to $1.0 million for the second quarter of 2022.
•
GAAP net loss was $(15.1) million, compared to $(36.2) million for the second quarter of 2022. GAAP diluted net loss per share was $(0.37), based on 40.6 million diluted weighted average common shares outstanding, compared to $(0.91) for the second quarter of 2022, based on 39.6 million diluted weighted average common shares outstanding.
•
Non-GAAP net income was $13.4 million, compared to $1.5 million in the second quarter of 2022. Non-GAAP diluted net income per share was $0.31, based on 43.9 million diluted weighted average common shares outstanding, compared to $0.03 for the second quarter of 2022, based on 46.0 million diluted weighted average common shares outstanding.
•
Adjusted EBITDA was $18.3 million, compared to $4.8 million in the second quarter of 2022.
•
Cash flow from operations was an inflow of $5.4 million, compared to an outflow of $(9.9) million for the second quarter of 2022.
•
Adjusted for one-time cash payments related to our 2022 Strategic Realignment program, Adjusted Free Cash Flow was an inflow of $1.6 million for the second quarter of 2023.

Recent Business Highlights

•
Annualized Recurring Revenue (ARR) was $395 million, up 9% year-over-year.
•
CEM customer count increased to 373, up 38 sequentially and 67% year-over-year.
•
Announced the Caribbean nation of Trinidad and Tobago deployed the Company’s public alerting software to help keep residents and visitors safe and informed in the event of an emergency.
•
Supported U.S. state and local governments as smoke from ongoing wildfires in Canada engulfed the skies over large parts of the country, prompting dangerous air quality conditions.
•
Became a Sector Member of the International Telecommunications Union (ITU) development sector, advocating for and collaborating on cell-broadcast public warning technology as the most effective means to reach citizens in an emergency.
•
Expanded partnership with Samdesk, the leader in AI-powered crisis detection. Samdesk now integrates directly with Everbridge Visual Command Center (VCC) providing corporate security teams with comprehensive situational intelligence before, during, and after critical events.
•
Joined the United Nations Office for Disaster Risk Reduction (UNDRR) Private Sector Alliance for Disaster Resilient Societies (ARISE). Everbridge attended the Midterm Review of the Sendai Framework at the United Nations headquarters in New York, showcasing its organizational resilience solutions.

Financial Outlook

Based on information available as of today, Everbridge is issuing guidance for the third quarter and full year 2023 as indicated below.

							Full Year 2023 Guidance
	Third Quarter 2023			Full Year 2023			Issued May 9, 2023
Revenue	$113.5	to	$114.0	$450.0	to	$452.0	$456.0	to	$462.0
Revenue growth	2%		2%	4%		5%	6%		7%
GAAP net loss	$(9.4)		$(8.9)	$(43.7)		$(41.7)	$(47.6)		$(45.6)
GAAP net loss per share	$(0.23)		$(0.22)	$(1.07)		$(1.02)	$(1.17)		$(1.12)
Non-GAAP net income	$18.5		$19.0	$65.8		$67.8	$65.8		$67.8
Non-GAAP net income per share	$0.42		$0.43	$1.48		$1.52	$1.48		$1.52
Adjusted EBITDA	$23.0		$23.5	$84.0		$86.0	$84.0		$86.0

(All figures in millions, except per share data)

Conference Call Information

What:	Everbridge’s Second Quarter 2023 Financial Results Conference Call
When:	Tuesday, August 8, 2023
Time:	8:30 a.m. ET
Live Call:	(833) 685-0904, Domestic
(412) 317-5740, International
Replay:	(877) 344-7529, Passcode 3077415, Domestic
(412) 317-0088, Passcode 3077415, International
Webcast:	https://edge.media-server.com/mmc/p/vvbregjd (live and replay)

About Everbridge

Everbridge (Nasdaq: EVBG) empowers enterprises and government organizations to anticipate, mitigate, respond to, and recover stronger from critical events. In today’s unpredictable world, resilient organizations minimize impact to people and operations, absorb stress, and return to productivity faster when deploying critical event management (CEM) technology. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™. For more information, visit https://www.everbridge.com/, read the company blog, and follow on Twitter. Everbridge… Empowering Resilience.

Key Performance Metric

Annualized Recurring Revenue (ARR) is defined as the expected recurring revenue in the next twelve months from active customer contracts, assuming no increases or reductions in the subscriptions from that cohort of customers. Investors should not place undue reliance on ARR as an indicator of future or expected results. Our presentation of this metric may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income/(loss), non-GAAP net income/(loss), non-GAAP net income/(loss) per share, EBITDA, adjusted EBITDA, free cash flow, adjusted free cash flow and adjusted EBITDA margin.

Non-GAAP operating income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment and change in fair value of contingent consideration. Non-GAAP net income/(loss) excludes amortization of acquired intangible assets, stock-based compensation, costs related to the 2022 Strategic Realignment, change in fair value of contingent consideration, accretion of interest on convertible senior notes, gain (loss) on extinguishment of debt, capped call modification and change in fair value and the tax impact of such adjustments. EBITDA represents net income/(loss) before interest income and interest expense, income tax expense and benefit and depreciation and amortization expense. Adjusted EBITDA represents EBITDA as further adjusted for stock-based compensation expense, costs related to the 2022 Strategic Realignment, change in fair value of contingent consideration and gain (loss) on extinguishment of debt, capped call modification and change in fair value. Free cash flow represents cash provided by (used in) operating activities minus cash used for capital expenditures and capitalized software development costs. Adjusted free cash flow represents free cash flow as further adjusted for cash payments for the 2022 Strategic Realignment.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Everbridge's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to more thoroughly analyze key financial metrics used to make operational decisions. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our critical communications and enterprise safety applications and our overall business, our market opportunity, our expectations regarding sales of our products, our goal to maintain market leadership and extend the markets in which we compete for customers, and anticipated impact on financial results for the third quarter of 2023 and the full fiscal year 2023. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the ability of our products and services to perform as intended and meet our customers’ expectations; our ability to successfully integrate businesses and assets that we may acquire; our ability to attract new customers and retain and increase sales to existing customers; our ability to increase sales of our Mass Notification application and/or ability to increase sales of our other applications; developments in the market for targeted and contextually relevant critical communications or the associated regulatory environment; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we have not been profitable on a consistent basis historically and may not achieve or maintain profitability in the future; the lengthy and unpredictable sales cycles for new customers; nature of our business exposes us to inherent liability risks; our ability to attract, integrate and retain qualified personnel; our ability to maintain successful relationships with our channel partners and technology partners; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of personally identifiable information; our ability to protect our intellectual property rights, and the other risks detailed in our risk factors discussed in filings with the U.S. Securities and Exchange Commission (SEC), including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 24, 2023 and other subsequent filings with the SEC. The forward-looking statements included in this press release represent our views as of the date of this press release. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

All Everbridge products are trademarks of Everbridge, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2023	2022
Current assets:
Cash and cash equivalents	$218,944	$198,725
Restricted cash	2,124	2,046
Accounts receivable, net	96,682	119,986
Prepaid expenses	14,071	13,133
Assets held for sale	—	6,485
Deferred costs and other current assets	37,165	31,866
Total current assets	368,986	372,241
Property and equipment, net	8,658	8,993
Capitalized software development costs, net	29,169	27,370
Goodwill	513,138	508,781
Intangible assets, net	147,642	166,177
Restricted cash	814	823
Prepaid expenses	1,307	1,709
Deferred costs and other assets	42,317	39,570
Total assets	$1,112,031	$1,125,664
Current liabilities:
Accounts payable	$9,589	$10,854
Accrued payroll and employee related liabilities	24,982	31,175
Accrued expenses	9,712	13,566
Deferred revenue	229,173	233,106
Liabilities held for sale	—	2,062
Other current liabilities	8,793	10,644
Total current liabilities	282,249	301,407
Long-term liabilities:
Deferred revenue, noncurrent	8,333	9,278
Convertible senior notes	501,736	500,298
Deferred tax liabilities	5,429	6,236
Other long-term liabilities	18,577	19,334
Total liabilities	816,324	836,553
Stockholders' equity:
Common stock	41	40
Additional paid-in capital	752,699	721,143
Accumulated deficit	(431,822)	(402,124)
Accumulated other comprehensive loss	(25,211)	(29,948)
Total stockholders' equity	295,707	289,111
Total liabilities and stockholders' equity	$1,112,031	$1,125,664

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue	$110,569	$102,986	$218,837	$203,361
Cost of revenue	33,091	33,239	65,072	65,096
Gross profit	77,478	69,747	153,765	138,265
Gross margin	70.07%	67.72%	70.26%	67.99%
Operating expenses:
Sales and marketing	42,669	45,359	84,857	87,175
Research and development	24,613	26,619	49,617	50,178
General and administrative	24,963	27,093	49,429	49,429
Restructuring	664	6,742	685	6,742
Total operating expenses	92,909	105,813	184,588	193,524
Operating loss	(15,431)	(36,066)	(30,823)	(55,259)
Other income (expense), net
Interest and investment income	2,285	679	4,022	741
Interest expense	(765)	(1,307)	(1,534)	(2,607)
Other income (expense), net	128	(189)	746	91
Total other income (expense), net	1,648	(817)	3,234	(1,775)
Loss before income taxes	(13,783)	(36,883)	(27,589)	(57,034)
(Provision for) benefit from income taxes	(1,267)	701	(2,109)	1,779
Net loss	$(15,050)	$(36,182)	$(29,698)	$(55,255)
Net loss per share attributable to common stockholders:
Basic	$(0.37)	$(0.91)	$(0.73)	$(1.40)
Diluted	$(0.37)	$(0.91)	$(0.73)	$(1.40)
Weighted-average common shares outstanding:
Basic	40,551,410	39,571,647	40,413,506	39,501,058
Diluted	40,551,410	39,571,647	40,413,506	39,501,058
Other comprehensive income (loss):
Foreign currency translation adjustment	2,311	(23,185)	4,737	(28,545)
Total comprehensive loss	$(12,739)	$(59,367)	$(24,961)	$(83,800)

Stock-based compensation expense included in the above:
(in thousands)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cost of revenue	$1,817	$1,469	$3,472	$2,298
Sales and marketing	6,201	6,561	10,948	7,905
Research and development	3,770	3,796	7,496	5,373
General and administrative	4,342	4,385	7,663	6,719
Total stock-based compensation	$16,130	$16,211	$29,579	$22,295

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(15,050)	$(36,182)	$(29,698)	$(55,255)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,884	15,257	29,658	30,691
Amortization of deferred costs	4,978	4,777	9,492	8,740
Deferred income taxes	(204)	(1,015)	(705)	(7,568)
Accretion of interest on convertible senior notes	723	1,166	1,438	2,324
(Gain) loss on disposal of assets	—	934	(352)	934
Provision for credit losses and sales reserve	691	65	2,326	278
Stock-based compensation	16,130	16,211	29,579	22,295
Other non-cash adjustments	—	(5)	—	(57)
Changes in operating assets and liabilities:
Accounts receivable	9,083	11,611	21,077	23,031
Prepaid expenses	1,853	379	(612)	(2,068)
Deferred costs	(7,339)	(4,309)	(13,248)	(10,530)
Other assets	(3,232)	4,404	(3,829)	6,223
Accounts payable	798	1,937	(934)	(4,187)
Accrued payroll and employee related liabilities	(4,541)	(6,109)	(6,193)	(7,971)
Accrued expenses	(3,715)	(1,409)	(4,512)	1,837
Deferred revenue	(8,762)	(12,562)	(5,173)	(4,526)
Other liabilities	(927)	(5,074)	(2,369)	(6,413)
Net cash provided by (used in) operating activities	5,370	(9,924)	25,945	(2,222)
Cash flows from investing activities:
Capital expenditures	(1,604)	(879)	(2,179)	(2,726)
Proceeds from sale of assets	79	—	4,368	—
Payment for acquisition of business, net of acquired cash	—	—	—	(47)
Additions to capitalized software development costs	(3,757)	(3,106)	(7,869)	(7,436)
Net cash used in investing activities	(5,282)	(3,985)	(5,680)	(10,209)
Cash flows from financing activities:
Payments associated with shares withheld to settle employee tax withholding liability	(1,823)	(1,724)	(3,689)	(2,295)
Proceeds from employee stock purchase plan	—	—	2,546	1,702
Proceeds from stock option exercises	12	65	1,275	82
Other	(19)	(19)	(38)	(38)
Net cash provided by (used in) financing activities	(1,830)	(1,678)	94	(549)
Effect of exchange rates on cash, cash equivalents and restricted cash	(134)	(1,943)	(71)	(2,299)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,876)	(17,530)	20,288	(15,279)
Cash, cash equivalents and restricted cash—beginning of period	223,758	495,009	201,594	492,758
Cash, cash equivalents and restricted cash—end of period	$221,882	$477,479	$221,882	$477,479

Reconciliation of GAAP measures to non-GAAP measures

(unaudited)

The following table reconciles our GAAP gross profit to non-GAAP gross profit (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Gross profit	$77,478	$69,747	$153,765	$138,265
Amortization of acquired intangibles	2,165	3,114	4,550	6,265
Stock-based compensation	1,817	1,469	3,472	2,298
2022 Strategic Realignment	324	435	665	435
Non-GAAP gross profit	$81,784	$74,765	$162,452	$147,263

The following table reconciles our GAAP gross margin to non-GAAP gross margin(1):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Gross margin	70.1%	67.7%	70.3%	68.0%
Amortization of acquired intangibles margin	2.0%	3.0%	2.1%	3.1%
Stock-based compensation margin	1.6%	1.4%	1.6%	1.1%
2022 Strategic Realignment margin	0.3%	0.4%	0.3%	0.2%
Non-GAAP gross margin	74.0%	72.6%	74.2%	72.4%

(1) Columns may not add up due to rounding.

The following table reconciles our GAAP operating loss to non-GAAP operating income (loss) (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Operating loss	$(15,431)	$(36,066)	$(30,823)	$(55,259)
Amortization of acquired intangibles	9,361	11,262	19,009	22,800
Stock-based compensation	16,130	16,211	29,579	22,295
2022 Strategic Realignment	2,599	9,594	5,004	9,594
Change in fair value of contingent consideration	—	(5)	—	(57)
Non-GAAP operating income (loss)	$12,659	$996	$22,769	$(627)

The following table reconciles our GAAP net loss to non-GAAP net income (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(15,050)	$(36,182)	$(29,698)	$(55,255)
Amortization of acquired intangibles	9,361	11,262	19,009	22,800
Stock-based compensation	16,130	16,211	29,579	22,295
2022 Strategic Realignment	2,600	9,594	5,004	9,594
Change in fair value of contingent consideration	—	(5)	—	(57)
Accretion of interest on convertible senior notes	723	1,166	1,438	2,324
Income tax adjustments	(340)	(561)	(1,077)	(811)
Non-GAAP net income	$13,424	$1,485	$24,255	$890

Reconciliation of GAAP measures to non-GAAP measures (Continued)

(unaudited)

The following table reconciles our GAAP net loss per basic share to non-GAAP net income per basic share:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss per basic share(a)	$(0.37)	$(0.91)	$(0.73)	$(1.40)
Amortization of acquired intangibles per basic share(b)	0.23	0.28	0.47	0.58
Stock-based compensation per basic share(b)	0.40	0.41	0.73	0.56
2022 Strategic Realignment per basic share(b)	0.06	0.24	0.12	0.24
Change in fair value of contingent consideration per basic share(b)	—	—	—	—
Accretion of interest on convertible senior notes per basic share(b)	0.02	0.03	0.04	0.06
Income tax adjustments per basic share(b)	(0.01)	(0.01)	(0.03)	(0.02)
Non-GAAP net income per basic share(b)	$0.33	$0.04	$0.60	$0.02

The following table reconciles our GAAP net loss per diluted share to non-GAAP net income per diluted share(1):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss per diluted share(a)	$(0.37)	$(0.91)	$(0.73)	$(1.40)

Amortization of acquired intangibles per diluted share(b)	0.21	0.24	0.43	0.57
Stock-based compensation per diluted share(b)	0.37	0.35	0.67	0.56
2022 Strategic Realignment per diluted share(b)	0.06	0.21	0.11	0.24
Change in fair value of contingent consideration per diluted share(b)	—	—	—	—
Accretion of interest on convertible senior notes per diluted share(b)	0.02	0.03	0.03	0.06
Income tax adjustments per diluted share(b)	(0.01)	(0.01)	(0.02)	(0.02)
Non-GAAP net income per diluted share(b)	$0.31	$0.03	$0.55	$0.02

(1) Amounts may not add up due to difference in GAAP and non-GAAP diluted shares.

(a) GAAP weighted-average common shares outstanding:
Basic	40,551,410	39,571,647	40,413,506	39,501,058
Diluted	40,551,410	39,571,647	40,413,506	39,501,058
(b) Non-GAAP weighted-average common shares outstanding:
Basic	40,551,410	39,571,647	40,413,506	39,501,058
Diluted	43,943,456	46,004,234	43,856,005	39,823,826

Non-GAAP diluted weighted-average shares include dilutive potential common shares related to convertible notes and stock-based compensation grants.

The following tables reconcile our net loss to EBITDA and adjusted EBITDA, net cash provided by operating activities to free cash flow and adjusted free cash flow and net loss margin to EBITDA and adjusted EBITDA margin (dollars in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net loss	$(15,050)	$(36,182)	$(29,698)	$(55,255)
Interest and investment expense, net	(1,520)	628	(2,488)	1,866
Provision for (benefit from) income taxes	1,267	(701)	2,109	(1,779)
Depreciation and amortization	14,884	15,257	29,658	30,691
EBITDA	(419)	(20,998)	(419)	(24,477)
Stock-based compensation	16,130	16,211	29,579	22,295
2022 Strategic Realignment	2,600	9,594	5,004	9,594
Change in fair value of contingent consideration	—	(5)	—	(57)
Adjusted EBITDA	$18,311	$4,802	$34,164	$7,355

Net cash provided by (used in) operating activities	$5,370	$(9,924)	$25,945	$(2,222)
Capital expenditures	(1,604)	(879)	(2,179)	(2,726)
Capitalized software development costs	(3,757)	(3,106)	(7,869)	(7,436)
Free cash flow	9	(13,909)	15,897	(12,384)
Cash payments for 2022 Strategic Realignment	1,561	6,319	5,682	6,319
Adjusted free cash flow	$1,570	$(7,590)	$21,579	$(6,065)

Net loss margin	(13.6)%	(35.1)%	(13.6)%	(27.2)%
Interest and investment expense, net margin	(1.4)%	0.6%	(1.1)%	0.9%
Provision for (benefit from) income taxes margin	1.1%	(0.7)%	1.0%	(0.9)%
Depreciation and amortization margin	13.5%	14.8%	13.6%	15.1%
EBITDA margin	(0.4)%	(20.4)%	(0.2)%	(12.0)%
Stock-based compensation margin	14.6%	15.7%	13.5%	11.0%
2022 Strategic Realignment margin	2.4%	9.3%	2.3%	4.7%
Change in fair value of contingent consideration margin	—	(0.0)%	—	(0.0)%
Adjusted EBITDA margin	16.6%	4.7%	15.6%	3.6%

Remaining Performance Obligations as of June 30, 2023

(in millions)

	Remaining Performance Obligations	Remaining Performance Obligations Next Twelve Months
Subscription and other contracts	$479	$290
Professional services contracts	10	10

Financial Outlook

(in millions, except share and per share data)

					Year Ended
	Three Months Ended		Year Ended		December 31, 2023
	September 30, 2023		December 31, 2023		Issued May 9, 2023
	Low End	High End	Low End	High End	Low End	High End
Net loss	$(9.4)	$(8.9)	$(43.7)	$(41.7)	$(47.6)	$(45.6)
Amortization of acquired intangibles	9.2	9.2	38.0	38.0	38.2	38.2
Accretion of interest on convertible senior notes	0.9	0.9	3.3	3.3	3.7	3.7
2022 Strategic Realignment	3.3	3.3	11.2	11.2	13.0	13.0
Stock-based compensation	14.8	14.8	58.8	58.8	58.5	58.5
Income tax adjustments	(0.3)	(0.3)	(1.8)	(1.8)	—	—
Non-GAAP net income	$18.5	$19.0	$65.8	$67.8	$65.8	$67.8

Weighted average common shares outstanding:
Basic	40,800,000	40,800,000	40,750,000	40,750,000	40,800,000	40,800,000
Diluted	44,220,000	44,220,000	44,500,000	44,500,000	44,500,000	44,500,000

Net loss per share	$(0.23)	$(0.22)	$(1.07)	$(1.02)	$(1.17)	$(1.12)
Non-GAAP net income per share	$0.42	$0.43	$1.48	$1.52	$1.48	$1.52

Net loss	$(9.4)	$(8.9)	$(43.7)	$(41.7)	$(47.6)	$(45.6)
Interest expense, net	(1.3)	(1.3)	(5.1)	(5.1)	1.0	1.0
Income taxes, net	1.5	1.5	5.0	5.0	0.2	0.2
Depreciation and amortization	14.1	14.1	57.8	57.8	58.9	58.9
EBITDA	4.9	5.4	14.0	16.0	12.5	14.5
2022 Strategic Realignment	3.3	3.3	11.2	11.2	13.0	13.0
Stock-based compensation	14.8	14.8	58.8	58.8	58.5	58.5
Adjusted EBITDA	$23.0	$23.5	$84.0	$86.0	$84.0	$86.0

Everbridge Contacts:

Investors:

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

617-665-7197

Media:

Jeff Young

Media Relations

jeff.young@everbridge.com

781-859-4116

Source: Everbridge, Inc.